UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2010



K's Media

 (Formerly Kinglake Resources, Inc.)


Nevada

 (State or Other Jurisdiction of Incorporation)


000-52760

 (Commission File Number)


75-3263792


(I.R.S. Employer Identification No.)

Rm.1909,Tower A, The Spaces International Center.
No.8,Dongdaqiao Road, ChaoYang District, Beijing, China 100020

(Address of Principal Executive Offices) (Zip Code)


86-10-5921-2200


 (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2010, Ke Wang resigned from his positions as Chairman and a director of K's Media, a Nevada corporation (the "Registrant"). To fill the vacancies created by his resignation, on the same date, the board of directors of the Registrant (the "Board") appointed James Wei as the Chairman, effective immediately, to serve at the discretion of the Board, until his successor(s) are duly appointed and qualified.

James Wei is the director of the Company. Before joining the Company, he has served as director and president of China YOUTV Corp., an international company located in Beijing, China since March 2007. Since 2005 Mr. Wei has served as CEO and chairman of the board of directors of HuaJu NetMedia, an Internet company that provides online video viewing services, located in Beijing, China. Mr. Wei served as Vice President for Beijing XinHai Technology Development Corp., one of the first Internet Service Providers in China, from 2000 to 2004. James Wei is the brother of Jake Wei.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     K's Media
Date: March 15, 2010
By:
 /s/ Jake Wei

Jake Wei

Chief Financial Officer